                                                                      EXHIBIT 15

                                   EXHIBIT 15

                    Letter Re Unaudited Financial Information

Board of Directors and Stockholders
OHM Corporation

We are aware of the incorporation by reference into the Registration Statements (Form S-8 No. 33-12099, Form S-8 No. 33-28025, Form S-8 No. 33-24953, Form S-8
No. 33-55371, Form S-8 No. 33-55373, Form S-8 No. 33-63233, Form S-8 No.
333-15141 and Form S-8 No. 333-21227) of OHM Corporation of our report dated May 2, 1997, relating to the unaudited consolidated interim financial statements of OHM Corporation which are included in its Form 10-Q for the quarter ended March 31, 1997.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                                               Ernst & Young LLP

Columbus, Ohio
May 13, 1997